Exhibit 99.1

Web site address: www.WellsREITII.com

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

FINANCIAL UPDATE FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010

Wells Real Estate Investment Trust II, Inc. (the “Company”) filed its third quarter Form 10-Q with the Securities and Exchange Commission (“SEC”) today. Below management has highlighted key points of interest related to the Company’s third quarter 2010 operations and recent transactions. For full context, please consider these points of interest with respect to important background information and additional detail provided in the above-referenced Form 10-Q filing, which is accessible via this link: http://www.sec.gov/Archives/edgar/data/1252849/000119312510255356/d10q.htm . Please also refer to the Company’s other documents that have been filed with or furnished to the SEC.

Operations

Adjusted Funds from Operations, or AFFO, (see definition on p. 3) is $76.1 million for the three months ended September 30, 2010, as compared to $64.9 million for the three months ended September 30, 2009. AFFO is $198.5 million for the nine months ended September 30, 2010, as compared to $191.8 million for the nine months ended September 30, 2009.

Stockholder Distributions

The Company paid total distributions to stockholders, including those reinvested in additional shares of its common stock, of $80.3 million for the three months ended September 30, 2010, and $70.9 million for the three months ended September 30, 2009. The Company paid total distributions to stockholders, including those reinvested in additional shares of its common stock, of $233.2 million for the nine months ended September 30, 2010, and $206.1 million for the nine months ended September 30, 2009. During the nine months ended September 30, 2010, $198.5 million of such distributions was funded with current-period AFFO, $28.1 million was funded with prior-period accumulated AFFO, and $6.6 million was funded with other sources of cash. During the nine months ended September 30, 2009, $191.7 million of such distributions was funded with current-period AFFO and $14.4 million was funded with prior-period accumulated AFFO.

Portfolio Overview

As of September 30, 2010, the Company owned controlling interests in 69 office properties and one hotel, which include 91 operational buildings. These properties include approximately 21.7 million square feet of commercial space and are located in 23 states, the District of Columbia and Moscow, Russia. As of September 30, 2010, the office properties were approximately 95.2% leased.

Acquisitions

On August 25, 2010, the Company purchased the SunTrust Building located in Orlando, Florida, for $23.5 million, exclusive of closing costs. The building is entirely leased to SunTrust Bank with a lease expiration in 2019.

On October 21, 2010, the Company purchased an office building with approximately 390,000 rentable square feet located in Columbus, Ohio (“Chase Center”) for approximately $35.5 million, exclusive of closing costs. Chase Center is leased entirely to JP Morgan Chase Bank through 2025 with a 2022 termination option for 138,000 of the leased square feet without penalty upon providing proper prior written notice.

Disposition

On September 15, 2010, the Company sold New Manchester One, an industrial property with 593,404 square feet, located in Douglasville, Georgia for a gross sales price of $16.5 million and net proceeds of $15.3 million.

Status of the Company’s Public Offering

The Company concluded its public offering of shares effective June 30, 2010, however, has continued to offer shares through its dividend reinvestment program, as amended.

Financing

At September 30, 2010, the Company had $56.0 million outstanding on the JPMorgan Chase Credit Facility, with $444.0 million in borrowing capacity remaining.

During the three months ended September 30, 2010, the Company repaid five mortgage notes totaling $144.7 million using the net proceeds from the sale of common stock and proceeds from the JPMorgan Chase Credit Facility.

As of September 30, 2010, the Company’s debt-to-gross-real-estate asset ratio was approximately 16.3%.

Reconciliation of the Company’s GAAP-basis net income, as presented in its most recent report on Form 10-K, to Funds from Operations (“FFO”), as defined by NAREIT, and to AFFO, as defined on the next page, are provided below:

Wells Real Estate Investment Trust II, Inc.

Reconciliations of FFO and AFFO

(unaudited, and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation of Net Income (Loss) to Funds From Operations and Adjusted Funds From Operations:
Net income (loss)	$4,721	$(9,638)	$383	$14,102
Adjustments:
Depreciation of real estate assets	26,643	28,330	75,350	73,030
Amortization of lease-related costs	28,927	31,014	87,250	91,271

Total Funds From Operations adjustments	55,570	59,344	162,600	164,301

Funds From Operations	60,291	49,706	162,983	178,403

Other Non-Cash Adjustments Excluded from Net Cash Provided by Operating Activities:
Additional amortization of lease assets (liabilities)	1,462	4,480	4,512	7,671
Straight-line rental income	(811)	(1,073)	(4,261)	(7,312)
(Gain) loss on interest rate swaps	7,468	5,018	21,945	(16,374)
Loss on sale of discontinued operations	130	—	130	—
Remeasurement (gain) loss on foreign currency	461	489	(167)	(49)
(Gain) loss on foreign currency exchange contract	—	—	—	582
Noncash interest expense	4,701	4,564	14,009	12,778

Total other non-cash adjustments	13,411	13,478	36,168	(2,704)

Changes in assets and liabilities	300	(1,548)	(10,448)	(7,855)

Net Cash Provided by Operating Activities	74,002	61,636	188,703	167,844

Real estate acquisition-related costs	2,081	3,310	9,749	23,927

Adjusted Funds From Operations	$76,083	$64,946	$198,452	$191,771

Wells Real Estate Investment Trust II, Inc.

Definitions

Please find below definitions for the non-GAAP financial measures provided above and explanations for the reasons why management believes that these measures provide useful information concerning the Company’s operating performance and sources of liquidity. For additional information, please refer to the Company’s most recent annual report on Form 10-K as well as other documents filed with or furnished to the SEC.

Funds From Operations

Funds from Operations (“FFO”) is a non-GAAP financial measure considered by some equity REIT’s in evaluating operating performance. The Company believes that FFO, as defined by NAREIT, has diverged from how the Company measures real estate operations considerably in recent years. Changes in the accounting and reporting rules under GAAP that were put into effect after the establishment of NAREIT’s definition of FFO in 1999 have prompted a significant increase in the magnitude of non-cash and non-operating items included in the Company’s FFO, as defined. Such non-cash and non-operating items include acquisition expenses, market value adjustments to interest rate swaps that do not qualify for hedge accounting treatment, amortization of certain in-place lease intangible assets and liabilities, and gains or losses on early extinguishments of debt, among others. Further, cash flows generated from FFO may be used to fund certain capitalizable items that are excluded from FFO, such as tenant improvements, building improvements, deferred lease costs, and capitalized interest.

Adjusted Funds From Operations

For the reasons explained above, in addition to presenting FFO as defined by NAREIT, the Company also presents FFO, adjusted to exclude (i) the non-cash items that are removed from net income (loss) to arrive at net cash provided by operating activities as presented in the Company’s GAAP-basis consolidated statements of cash flows, and (ii) expenses related to real estate acquisitions (“AFFO”). Because acquisition expenses are incurred for investment purposes (i.e. to promote the appreciation in value and generation of future earnings over the long term) and are funded with cash generated from the sale of common stock in the Company’s public offerings rather than from cash generated from operations, the Company believes that the consideration of such acquisition expenses allows for a more informed and appropriate basis on which to evaluate its operations and to make decisions regarding distributions to its stockholders.